Exhibit 10.1

VOTING AGREEMENT

This is an agreement (this “Agreement”) dated October 29, 2017, between CalAtlantic Group, Inc. (the “Company”), a Delaware corporation, and the stockholders of Lennar Corporation (“Parent”), a Delaware corporation, listed on Schedule 1 to this Agreement (each a “Stockholder” and together the “Stockholders”).

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Cheetah Cub Group Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (the “Merger Agreement”), relating to a merger of the Company with and into Merger Sub (the “Merger”); and

WHEREAS, the Stockholders, together, are the record and beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 1,164,993 shares of Class A common stock (“Class A Stock”) and 21,305,626 shares of Class B common stock (“Class B Stock”) of Parent (those shares of Class A Stock and Class B Stock, together with any additional shares of common stock of Parent or other voting securities of Parent of which a Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, being referred to collectively as the “Shares”); and

WHEREAS, in order for the Merger to take place, the Parent stockholders will have to authorize or approve the Parent Stockholder Matters;

WHEREAS, the Company has stated that it will not enter into the Merger Agreement unless it is assured that the Stockholders will vote all the Shares as set forth in this Agreement; and

WHEREAS, the Stockholders acknowledge that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

NOW, THEREFORE, in order to induce the Company to enter into the Merger Agreement, the Stockholders, intending to be bound by this Agreement, hereby agree as follows:

1.	Voting Agreement.

(a)	At any meeting of Parent stockholders (whether annual or special and whether or not an adjourned, postponed, reconvened or recessed meeting) however called for the purpose of voting on a proposal to approve one or any of the Parent Stockholder Matters, each of the Stockholders will cause all the Shares of such Stockholder to be present in person or represented by a duly executed and non-revoked proxy for the purpose of determining whether a quorum is present at such meeting.

(b)	Subject to Section 1(c), each of the Stockholders irrevocably and unconditionally agrees to vote (whether by ballot at a meeting, by proxy or by executing and returning a stockholder consent) all the Shares of such Stockholder as follows:

(i)	If Parent presents to its stockholders for approval a proposal or proposals that they approve one or any of the Parent Stockholder Matters, in favor of the approval of the Parent Stockholder Matter(s).

(ii)	In favor of the approval of any other matter contemplated by the Merger Agreement necessary or advisable to consummate the Merger that is presented by Parent for a vote of its stockholders, including any motion by the chairman of the stockholder meeting to adjourn, reconvene, recess or otherwise postpone such meeting.

(iii)	Against the approval of any matter that would, or could reasonably be expected to, impede, interfere with, prevent, condition or adversely affect the Merger from taking place, or materially delay or postpone the time when the Merger will take place.

(iv)	Against the approval of any matter that would result in any change in the capitalization or dividend policy of Parent (other than the Class B Dividend), and against the approval of any amendment or other change to Parent’s certificate of incorporation or bylaws (other than as expressly contemplated by the Parent Stockholder Matters or otherwise consented to by the Company).

(c)	Notwithstanding anything contained herein to the contrary, it is the intent of the parties hereto that, solely in the event of a Parent Adverse Recommendation Change that has not been withdrawn as of the Parent Stockholders Meeting, only Shares representing 30% of the aggregate voting power of the aggregate outstanding shares of Parent Stock shall be voted as set forth in clauses (i) and (ii) of Section 1(b) (the “Specified Matters”) pursuant to the terms of this Agreement, with the Stockholders being free to vote the balance of any such Shares in their discretion with respect to the Specified Matters. In connection with the foregoing and furtherance thereof, each of The Miller Charitable Fund, L.P., Leonard Miller Marital Trust II and Stuart Miller (the “Other Stockholders”) shall vote all Shares owned of record by them in favor of all matters set forth in this Section 1, and, solely in the event of a Parent Adverse Recommendation Change that has not been withdrawn as of the Parent Stockholders Meeting, MP Alpha Holdings LLLP shall vote only such number of shares of Class B Stock held of record by it in favor of the Specified Matters, such that, after taking into account the Shares voted by the Other Stockholders with respect to the Specified Matters, only 30% of the aggregate voting power of the aggregate outstanding shares of the Class B Stock shall be voted by the Stockholders collectively as set forth in clauses (i) and (ii) of Section 1(b) pursuant to the terms of this Agreement, with MP Alpha Holdings LLLP being free to vote the balance of the Shares held of record by MP Alpha Holdings LLLP in its discretion with respect to the Specified Matters. To the extent that any of the Stockholders (i) Transfers any of the Shares (whether among the Stockholders or otherwise) or (ii) acquires any additional shares of common stock of Parent or other voting interests with respect to Parent after the date hereof, the Stockholders will, as a group, make such equitable adjustments with respect to the voting of their Shares so as to achieve the intent stated in the first sentence of this Section 1(c).

2.	Restrictions on Transfer of Shares; Future Acquired Shares.

(a)	Until the effective time of the Merger, or until such time as the Merger Agreement is terminated in accordance with its terms without the Merger becoming effective, except as set forth herein, no Stockholder will, directly or indirectly: (i) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”) any Shares; (ii) except as expressly provided herein, give anybody the right to vote any Shares; or (iii) do anything else that will prevent, condition or delay such Stockholder from voting all the Shares, except that Stuart Miller may (x) sell shares of Class A Common Stock to the extent needed to obtain funds with which to pay taxes with regard to vesting of restricted shares of Class A Stock and (y) gift up to 1,000 shares of Class A Common Stock.

(b)	Prior to the termination of this Agreement, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of common stock of Parent or other voting interests with respect to Parent, such shares or voting interests shall, without further action of the parties, be deemed Shares and shall automatically become subject to the terms of this Agreement. Such Stockholder shall promptly notify the Company of any such event.

3.	Representations and Warranties.

(a)	Each Stockholder hereby represents and warrants to the Company as follows:

(i)	Such Stockholder owns beneficially and of record all the Shares shown opposite the name of such Stockholder on Schedule 1 to this Agreement. Stuart Miller has the sole power and authority to vote all the Shares, including the shares owned by such Stockholder, except that with regard to Leonard Miller Marital Trust II, the trustees have the power to vote, and Stuart Miller has been authorized to act on their behalf. As of the date hereof, other than the Shares shown opposite the name of such Stockholder on Schedule 1 to this Agreement, such Stockholder does not own beneficially or of record any other shares of capital stock or voting securities of Parent. The Shares are not subject to any voting trust agreement or other contract or arrangement to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Shares, except as contemplated by this Agreement.

(ii)

Such Stockholder that is (A) a legal entity is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (B) an individual, is of legal age and competent, and has the power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be affected by insolvency laws or other laws affecting the enforceability of contracts generally, or by equitable principles of general application (whether applied in an action at law or a proceeding in equity).

(iii)	No filing with, or approval by, any court or other governmental agency is required to enable such Stockholder to fulfill its obligations under this Agreement, and neither the execution of this Agreement by such Stockholder, nor the fulfillment by such Stockholder of its obligations under this Agreement, will violate any agreement to which such Stockholder is a party or by which he or it is bound.

(iv)	There is no action, suit, investigation, complaint or other proceeding pending against such Stockholder or, to the knowledge of such Stockholder, any other person or, to the knowledge of such Stockholder, threatened against such Stockholder or any other person, that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(v)	Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties and covenants of such Stockholder contained herein.

4.	Termination This Agreement and the obligations of the Stockholders under it will terminate at the earlier of (i) the Effective Time, or (ii) the time when the Merger Agreement is terminated in accordance with its terms prior to the Merger becoming effective; provided, that the provisions set forth in Section 6 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5.	Irrevocable Proxy Subject to the penultimate sentence of this Section 5, by execution of this Agreement, each Stockholder does hereby appoint the officers of the Company, with full power of substitution and resubstitution, as such Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote all of such Shares solely with respect to the matters set forth in Section 1 hereof. Each Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until this Agreement is terminated pursuant to Section 4. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement pursuant to Section 4. Each Stockholder hereby revokes any proxies previously granted and represents that none of such previously-granted proxies are irrevocable.

6.	Miscellaneous

(a)	The provisions of this Agreement apply only to actions by the Stockholders in their capacities as holders of Parent common stock. Nothing in this Agreement will require any Stockholder to take or refrain from taking any action in the Stockholder’s capacity as a director or officer of Parent or in any other capacity, other than as a holder of Parent common stock.

(b)	This Agreement will be for the benefit of the Company, and will bind each of the Stockholders, and their respective successors and permitted assigns, if any. This Agreement will not be for the benefit of, or enforceable by, any other person.

(c)	Neither the rights nor the obligations of a party to this Agreement may be assigned.

(d)	This Agreement contains the entire agreement between the Company and the Stockholders regarding the subject matter of this Agreement. All prior negotiations, understandings and agreements between or among the Company and any such Stockholder are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the subject matter of this Agreement other than those expressly set forth in this Agreement. Each party hereto hereby acknowledges that it has not relied on any representations, warranties or statements regarding the subject matter of this Agreement, other than those expressly set forth in this Agreement.

(e)	Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective on the day when it is delivered in person or sent by facsimile or electronic mail (provided, however, that no undeliverable message notification is promptly received by the sender of such electronic mail), or on the third business day after the day on which it is mailed by first class mail from within the United States of America, addressed at the address for the Company or a Stockholder, as the case may be, shown on the signature page of this Agreement, or to such other address as the Company or a particular Stockholder may subsequently specify to the other of them in the manner provided in this Section 6(e).

(f)	Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure regarding the Merger, including any disclosure required by the SEC in the Joint Proxy Statement and the Registration Statement, such Stockholder’s identity and ownership of the Shares, and the terms of this Agreement, including the nature of such Stockholder’s obligations under this Agreement.

(g)	This Agreement and all disputes or controversies arising out of or relating to this Agreement, will be governed by, and construed under, the laws of the State of Delaware, without regard to any conflicts of laws principles that would apply the laws of any other jurisdiction.

(h)	Each party hereby acknowledges that money damages would not be an adequate remedy if such party failed to perform any of its obligations under this Agreement, and accordingly the parties hereby agree that in addition to any other remedy to which any other party may be entitled at law or in equity, such other party will be entitled to obtain an order compelling specific performance, or enjoining violations, of such party’s obligations under this Agreement, without any requirement that the other party obtaining the order post a bond, and such party hereby agrees that if any proceeding is brought in equity to compel performance of any provision of this Agreement, then such party will not raise the defense that there is an adequate remedy at law. No remedy will be exclusive of any other remedy to which a party may be entitled, and the remedies available to a party will be cumulative.

(i)	This Agreement may be amended, modified or supplemented only by a document in writing signed by the Company and by Stuart Miller on behalf of all the Stockholders. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

(j)	Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

(k)	This Agreement may be executed in two or more counterparts, each of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

(l)	From time to time, at the request of the Company and without further consideration, each Stockholder shall take such further action as may reasonably be deemed by the Company to be necessary or desirable for the purpose of effectuating the matters covered by this Agreement.

(m)	The terms of Sections 9.12 and 9.15 of the Merger Agreement addressing exclusive jurisdiction and submission of jurisdiction and the waiver of jury trial hereby are incorporated into this Agreement mutatis mutandis.

(n)	Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law (as defined in the Merger Agreement), but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein and the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

(o)	Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(Signatures on following page)

IN WITNESS WHEREOF, the Company and each of the Stockholders has executed this agreement on the date shown on the first page.

CALATLANTIC GROUP, INC.
By:	/s/ Scott D. Stowell
Address:
15360 Barranca Parkway
Irvine, CA 92618
Facsimile No.: (949) 789-3349
Email Address: scott.stowell@calatl.com
Attention: Scott D. Stowell
STOCKHOLDERS
/s/ Stuart A. Miller
Stuart A. Miller
Address:
Facsimile No.:
Email Address:
MP ALPHA HOLDINGS LLLP
By:	/s/ Stuart A. Miller
Address:
Facsimile No.:
Email Address:
Attention:
THE MILLER CHARITABLE FUND, L.P.
By:	/s/ Stuart A. Miller
Address:
Facsimile No.:
Email Address:
Attention:
LEONARD MILLER MARITAL TRUST II
By:	/s/ Stuart A. Miller
Address:
Facsimile No.:
Email Address:
Attention:

SCHEDULE 1

Stockholder	Shares of Class A Stock	Shares of Class B Stock
MP Alpha Holdings LLLP	0	20,683,654
The Miller Charitable Fund, L.P.	0	520,660
Leonard Miller Marital Trust II	36,850	3,682
Stuart Miller	1,128,143	97,630

TOTAL	1,164,993	21,305,626